Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended September 30, 2018 Earnings
Houston, Texas — November 5, 2018 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended September 30, 2018 and provided an operational update.
Recent Highlights:

•
Produced 65.9 thousand barrels of oil per day (“MBopd”) in the third quarter of 2018, which represents a 27% increase over third quarter 2017. Oil volumes increased by over 8.2 MBopd sequentially, adjusting for the impact of acquisitions and divestitures, and exceeded midpoint guidance for the third quarter by approximately 1%.

•
Delivered production during the third quarter of 2018 of 85.4 thousand barrels of oil equivalent per day (“MBoepd”) with an oil cut of 77%. In August, Oasis Midstream Partner’s (“OMP”) first gas plant in Wild Basin experienced operational downtime for twelve days, which has since been fully resolved. Adjusting for this temporary gas plant outage, volumes would have been towards midpoint guidance on a BOE basis.

•	Improved oil differentials to $1.42 off of NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) in the third quarter of 2018, an approximate 22% decrease from the third quarter of 2017.

•	Lowered lease operating expenses ("LOE") per barrels of oil equivalent ("Boe") by over 17% to $6.18 per Boe in the third quarter of 2018 compared to $7.45 per Boe in the third quarter of 2017.

•
Completed and placed on production 37 gross (24.4 net) operated wells, including 35 gross (22.4 net) operated wells in the Williston Basin and 2 gross (2.0 net) operated wells in the Delaware Basin, in the third quarter of 2018. The Company continues to expect to complete approximately 110 gross operated wells in 2018 in the Williston Basin and 6 to 8 gross operated wells in the Delaware Basin.

•
Since the closing of the Permian Basin Acquisition, successfully closed various acquisitions in Loving and Ward Counties, adjacent to the Company’s existing Delaware position. Combined, the acquisitions total to 1,600 net acres and approximately $20,000 per net acre, after backing out production value.

•	Closed previously announced non-core divestitures that resulted in net proceeds of approximately $331 million during the third quarter of 2018.

•
Delivered net cash provided by operating activities of $230.0 million and Adjusted EBITDA of $270.4 million for the third quarter of 2018. For a definition of Adjusted EBITDA and reconciliations of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“Oasis delivered another solid quarter and remains on track to deliver capital efficient growth in 2018,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “In the Williston, we continue to execute our development program, where extensive low-cost inventory differentiates us and supports high-returns growth for well over a decade. In the Delaware, well results continue to impress and our subsurface knowledge is building, moving us closer to full-field development. Oasis’s diversified asset base provides deep, low-cost inventory which in combination with our integrated business model and world-class operating team puts us in an excellent position to generate attractive returns through the commodity cycle. Separately, Oasis Midstream Partners remains an important strategic asset for Oasis, and the startup of the second Wild Basin gas plant later this month puts us in a great position to capture and realize the full value of our gas production in North Dakota.”

Financial and Operational Update

•	Continuing to see encouraging results from recent Painted Woods well and expect to complete two additional wells during the fourth quarter of 2018.

•
Delaware production during the third quarter of 2018 averaged 4.7 MBoepd, increasing 12% over the second quarter of 2018. Oasis plans a three well Wolfcamp A test in the fourth quarter of 2018, and will continue to delineate additional zones throughout 2019.

•	CapEx before acquisitions was $316.8 million in the third quarter of 2018.

OMP Update
OMP mechanically completed its new 200 MMscfpd natural gas processing plant in October and expects volumes to start flowing at the end of November. Upon completion of this gas plant, OMP will be the second largest natural gas processor in the Williston Basin. OMP expects approximately 60% utilization in January 2019, consisting largely of volumes from Oasis, before increasing to above 80% by year-end 2019, as third-party volumes become more significant. In October, OMP successfully signed additional third-party agreements, which resulted in increased expectations for OMP EBITDA for 2019. Gas processing remains tight in the Williston Basin, and OMP continues to pursue additional opportunities with third-parties to further increase the utilization of its gas plant infrastructure.
Key Operating Metrics and Guidance Update
Oasis has adjusted its completion timing during the fourth quarter of 2018 in order to minimize flaring in North Dakota and maximize capturing the value for gas volumes. Oasis now expects fourth quarter 2018 volumes to range between 87.5 and 90.0 MBoepd and its previously announced exit rates of 91 to 94 MBoepd remains intact. Oasis continues to anticipate volume growth of approximately 15% from exit 2018 to exit 2019, with no change to prior expectations surrounding the Delaware production exit guidance. Oasis continues to expect overall oil cuts of approximately 74% in 2019.
The following table presents actual results for the third quarter of 2018 as well as updated full year 2018 guidance for certain operating data:

Metric	3Q 2018 Actual	Prior Full Year Guidance	Updated Full Year Guidance
Differential to NYMEX WTI ($ per Bbl)	$1.42	$1.50 - $2.50	$1.50 - $2.50
LOE ($ per Boe)	$6.18	$6.00 - $7.00	$6.00 - $6.75
Marketing, transportation and gathering expenses (“MT&G”) ($ per Boe)(1)	$3.84	$2.75 - $3.25	$3.00 - $3.50
Production taxes (% of oil & gas revenue)	8.6%	8.5% - 8.7%	8.5% - 8.7%
General and administrative expenses (“G&A”) ($ in millions)	$34.9	$105.0 - $115.0	$115.0 - $125.0
CapEx ($ in millions)
E&P CapEx		$900.0 - $930.0	$900.0 - $930.0
OMS and OWS CapEx		$290.0 - $305.0	$290.0 - $305.0
Other CapEx		$40.0	$40.0
___________________

(1)
Excludes non-cash valuation charges on pipeline imbalances. For the third quarter of 2018, MT&G increased approximately $0.69 per Boe relative to the second quarter of 2018, for barrels shipped on long-haul pipelines and sold at coastal markets.

Operational and Financial Update
The following table presents select operational and financial data for the periods presented:

	Quarter Ended:
	9/30/2018	6/30/2018	9/30/2017
Production data:
Oil (Bopd)	65,870	60,632	51,825
Natural gas (Mcfpd)	117,182	112,830	85,800
Total production (Boepd)	85,400	79,437	66,125
Percent Oil	77.1%	76.3%	78.4%
Average sales prices:
Oil, without derivative settlements ($ per Bbl)	$68.07	$65.47	$46.35
Differential to NYMEX WTI ($ per Bbl)	1.42	2.42	1.82
Oil, with derivative settlements ($ per Bbl)(1)(2)	57.25	54.53	47.93
Oil derivative settlements - net cash receipts (payments) ($ in millions)(2)	(65.6)	(60.4)	7.5
Natural gas, without derivative settlements ($ per Mcf)(3)	3.72	3.38	3.50
Natural gas, with derivative settlements ($ per Mcf)(1)(2)(3)	3.76	3.43	3.58
Natural gas derivative settlements - net cash receipts ($ in millions)(2)	0.4	0.5	0.6
Selected financial data ($ in millions):
Revenues:
Oil revenues	$412.5	$361.3	$221.0
Natural gas revenues	40.1	34.7	27.6
Purchased oil and gas sales	46.4	57.6	21.2
Midstream revenues	31.2	29.3	18.8
Well services revenues	16.3	18.5	16.1
Total revenues	$546.5	$501.4	$304.7
Net cash provided by operating activities	230.0	303.7	88.9
Adjusted EBITDA	270.4	241.2	179.6
Select operating expenses:
LOE	$48.5	$44.1	$45.3
Midstream operating expenses	8.7	7.7	4.3
Well services operating expenses(4)	11.4	13.6	10.3
MT&G(5)	30.1	23.1	15.2
Non-cash valuation charges	0.6	(0.2)	(0.2)
Purchased oil and gas expenses	46.1	57.2	21.7
Production taxes	38.7	34.0	21.1
Depreciation, depletion and amortization (“DD&A”)	163.0	153.6	132.3
Total select operating expenses	$347.1	$333.1	$250.0
Select operating expenses data:
LOE ($ per Boe)	$6.18	$6.11	$7.45
MT&G ($ per Boe)(5)	3.84	3.19	2.50
DD&A ($ per Boe)	20.74	21.24	21.75
E&P G&A ($ per Boe)	3.88	3.25	2.93
Production taxes (% of oil and gas revenue)	8.6%	8.6%	8.5%
___________________

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)
For the three and nine months ended September 30, 2017, well services operating expenses have been adjusted to include $1.2 million and $2.7 million, respectively, for certain well services direct field labor compensation expenses which were previously recognized in general and administrative expenses on the Company’s Condensed Consolidated Statements of Operations.

(5)	Excludes non-cash valuation charges on pipeline imbalances.
G&A totaled $34.9 million in the third quarter of 2018, $21.4 million in the third quarter of 2017 and $28.2 million in the second quarter of 2018. Amortization of equity-based compensation, which is included in G&A, was $7.5 million, or $0.95 per Boe, in the third quarter of 2018 as compared to $6.6 million, or $1.09 per Boe, in the third quarter of 2017 and $7.4 million, or $1.02 per Boe, in the second quarter of 2018. G&A for the Company’s E&P segment totaled $30.5 million in the third quarter of 2018, $17.8 million in the third quarter of 2017 and $23.5 million in the second quarter of 2018.
MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $14.9 million to $30.1 million in the third quarter of 2018, as compared to $15.2 million in the third quarter of 2017, primarily attributable to higher oil gathering and transportation expenses related to an increase in volumes being transported on the Dakota Access Pipeline to market the Company’s equity barrels, which resulted in improved price realizations. MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $7.0 million as compared to $23.1 million in the second quarter of 2018 primarily due to the higher aforementioned costs.
There was no impairment loss in the third quarter of 2018. Impairment loss totaled $0.1 million in the third quarter of 2017 and $384.1 million in the second quarter of 2018.
Interest expense was $39.6 million for the third quarter of 2018 as compared to $37.4 million for the third quarter of 2017 and $40.9 million for the second quarter of 2018. Capitalized interest totaled $4.5 million for the third quarter of 2018, $3.1 million for the third quarter of 2017 and $4.2 million for the second quarter of 2018. Cash Interest totaled $39.4 million for the third quarter of 2018, $36.2 million for the third quarter of 2017 and $40.5 million for the second quarter of 2018. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended September 30, 2018, the Company recorded an income tax expense of $24.8 million, resulting in a 27.2% effective tax rate as a percentage of its pre-tax income for the quarter. The Company recorded an income tax benefit of $101.0 million, resulting in a 24.2% effective tax rate as a percentage of its pre-tax loss for the three months ended June 30, 2018.
For the third quarter of 2018, the Company reported net income of $62.3 million, or $0.20 per diluted share, as compared to a net loss of $41.2 million, or $0.18 per diluted share, for the third quarter of 2017. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $25.6 million, or $0.08 per diluted share, in the third quarter of 2018, as compared to Adjusted Net Income Attributable to Oasis of $0.5 million, or $0.00 per diluted share, in the third quarter of 2017. For a definition of Adjusted Net Income (Loss) Attributable to Oasis and a reconciliation of net income (loss) attributable to Oasis to Adjusted Net Income (Loss) Attributable to Oasis, see “Non-GAAP Financial Measures” below. Adjusted EBITDA for the third quarter of 2018 was $270.4 million, as compared to Adjusted EBITDA of $179.6 million for the third quarter of 2017. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2018	2Q 2018	3Q 2018	YTD - 3Q 2018
	(In millions)
CapEx:
E&P	$176.9	$280.0	$247.9	$704.8
Well services	4.3	0.9	1.1	6.3
Other(1)	6.3	5.4	6.4	18.1
Total CapEx before acquisitions and midstream	187.5	286.3	255.4	729.2
Midstream(2)	88.8	68.6	61.4	218.8
Total CapEx before acquisitions	276.3	354.9	316.8	948.0
Acquisitions	890.9	3.6	55.6	950.1
Total CapEx(3)	$1,167.2	$358.5	$372.4	$1,898.1
___________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)	Midstream CapEx attributable to OMP was $16.7 million and $85.3 million for the three and nine months ended September 30, 2018, respectively.

(3)
Total CapEx reflected in the table above differs from the amounts for capital expenditures and acquisitions shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX WTI for fixed price swaps and two-way and three-way costless collars. The Company’s basis swaps for crude oil will either settle monthly based on the fixed basis differential from NYMEX WTI to Intercontinental Exchange, Inc. Brent crude oil index price (“ICE Brent”) or Argus WTI Midland crude oil index price (“Midland”) to NYMEX WTI. The Company’s natural gas contracts will settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. The Company’s basis swaps for natural gas will settle monthly based on the fixed basis differential from Inside FERC Northern Natural Gas Ventura (“IF NNG Ventura”) to NYMEX HH. As of November 5, 2018, the Company had the following outstanding commodity derivative contracts:

	Three Months Ending		Six Months Ending
	September 30, 2018	December 31, 2018	June 30, 2019	December 31, 2019
Crude Oil (Volume in MBblpd)
Fixed Price Swaps
Volume	42.0	43.2	13.0	13.0
Price	$53.14	$53.95	$53.47	$53.47
Collars
Volume	3.0	8.5	11.0	11.0
Floor	$48.67	$62.47	$58.18	$58.18
Ceiling	$53.07	$68.40	$77.65	$77.65
3-Way
Volume	—	—	11.0	9.0
Sub-Floor	$—	$—	$40.91	$40.00
Floor	$—	$—	$51.36	$50.56
Ceiling	$—	$—	$69.29	$67.80
Total Crude Oil Volume	45.0	51.7	35.0	33.0
Basis Swaps (NYMEX WTI-ICE Brent)
Volume	1.0	2.0	2.0	—
Price	$(10.50)	$(9.68)	$(9.68)	$—
Basis Swaps (Midland-NYMEX WTI)
Volume	—	1.3	2.0	—
Price	$—	$(7.50)	$(7.50)	$—
Total Crude Oil Basis Volume	1.0	3.3	4.0	—

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	35,978	41,315	15,475	5,000
Price	$3.02	$3.03	$2.91	$2.82
Total Natural Gas Volume	35,978	41,315	15,475	5,000
Basis Swaps (IF NNG Ventura-NYMEX HH)
Volume	3,261	19,946	25,000	—
Price	$(0.06)	$0.01	$0.02	$—
Total Natural Gas Basis Volume	3,261	19,946	25,000	—
The September 2018 crude oil derivative contracts settled at a net $22.8 million paid in October 2018 and will be included in the Company’s fourth quarter 2018 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Tuesday, November 6, 2018
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/27747
Website:	www.oasispetroleum.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	1584359
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Tuesday, November 13, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10124917
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2018	December 31, 2017
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$16,892	$16,720
Accounts receivable, net	428,184	363,580
Inventory	31,409	19,367
Prepaid expenses	6,444	7,631
Derivative instruments	—	344
Intangible assets, net	375	—
Other current assets	192	193
Total current assets	483,496	407,835
Property, plant and equipment
Oil and gas properties (successful efforts method)	8,671,144	7,838,955
Other property and equipment	1,088,781	868,746
Less: accumulated depreciation, depletion, amortization and impairment	(2,859,788)	(2,534,215)
Total property, plant and equipment, net	6,900,137	6,173,486
Derivative instruments	—	9
Long-term inventory	12,610	12,200
Other assets	20,188	21,600
Total assets	$7,416,431	$6,615,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,206	$13,370
Revenues and production taxes payable	287,333	213,995
Accrued liabilities	307,526	236,480
Accrued interest payable	20,574	38,963
Derivative instruments	180,129	115,716
Advances from joint interest partners	3,878	4,916
Other current liabilities	40	40
Total current liabilities	816,686	623,480
Long-term debt	2,633,009	2,097,606
Deferred income taxes	230,504	305,921
Asset retirement obligations	51,357	48,511
Derivative instruments	33,017	19,851
Other liabilities	7,775	6,182
Total liabilities	3,772,348	3,101,551
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 900,000,000 and 450,000,000 shares authorized at September 30, 2018 and December 31, 2017, respectively; 320,507,783 shares issued and 318,419,144 shares outstanding at September 30, 2018 and 270,627,014 shares issued and 269,295,466 shares outstanding at December 31, 2017	3,157	2,668
Treasury stock, at cost: 2,088,639 and 1,331,548 shares at September 30, 2018 and December 31, 2017, respectively	(28,985)	(22,179)
Additional paid-in capital	3,070,642	2,677,217
Retained earnings	460,712	717,985
Oasis share of stockholders’ equity	3,505,526	3,375,691
Non-controlling interests	138,557	137,888
Total stockholders’ equity	3,644,083	3,513,579
Total liabilities and stockholders’ equity	$7,416,431	$6,615,130

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$452,643	$248,648	$1,212,235	$704,533
Purchased oil and gas sales	46,356	21,195	121,971	56,917
Midstream revenues	31,187	18,767	88,451	48,939
Well services revenues	16,262	16,138	46,344	33,566
Total revenues	546,448	304,748	1,469,001	843,955
Operating expenses
Lease operating expenses	48,534	45,334	137,456	133,871
Midstream operating expenses	8,652	4,301	24,325	10,891
Well services operating expenses	11,405	10,288	32,352	23,858
Marketing, transportation and gathering expenses	30,713	15,028	74,559	38,018
Purchased oil and gas expenses	46,088	21,701	121,251	57,683
Production taxes	38,722	21,052	103,748	60,322
Depreciation, depletion and amortization	162,984	132,289	465,819	384,246
Exploration expenses	22,315	854	23,701	4,010
Impairment	—	139	384,228	6,021
General and administrative expenses	34,859	21,368	91,029	67,170
Total operating expenses	404,272	272,354	1,458,468	786,090
Gain on sale of properties	36,869	—	38,823	—
Operating income	179,045	32,394	49,356	57,865
Other income (expense)
Net gain (loss) on derivative instruments	(48,544)	(54,310)	(239,945)	52,297
Interest expense, net of capitalized interest	(39,560)	(37,389)	(117,616)	(110,548)
Loss on extinguishment of debt	(47)	—	(13,698)	—
Other income (expense)	111	(605)	146	(755)
Total other expense	(88,040)	(92,304)	(371,113)	(59,006)
Income (loss) before income taxes	91,005	(59,910)	(321,757)	(1,141)
Income tax benefit (expense)	(24,782)	18,846	75,391	470
Net income (loss) including non-controlling interests	66,223	(41,064)	(246,366)	(671)
Less: Net income attributable to non-controlling interests	3,882	150	10,907	150
Net income (loss) attributable to Oasis	$62,341	$(41,214)	$(257,273)	$(821)
Earnings (loss) attributable to Oasis per share:
Basic	$0.20	$(0.18)	$(0.84)	$0.00
Diluted	0.20	(0.18)	(0.84)	0.00
Weighted average shares outstanding:
Basic	313,167	233,389	305,533	233,248
Diluted	316,387	233,389	305,533	233,248

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating results (in thousands):
Revenues
Oil revenues	$412,530	$221,004	$1,097,171	$623,603
Natural gas revenues	40,113	27,644	115,064	80,930
Purchased oil and gas sales	46,356	21,195	121,971	56,917
Midstream revenues	31,187	18,767	88,451	48,939
Well services revenues	16,262	16,138	46,344	33,566
Total revenues	$546,448	$304,748	$1,469,001	$843,955
Production data:
Oil (MBbls)	6,060	4,768	16,862	13,552
Natural gas (MMcf)	10,781	7,894	30,825	23,131
Oil equivalents (MBoe)	7,857	6,083	21,999	17,408
Average daily production (Boe per day)	85,400	66,125	80,583	63,764
Average sales prices:
Oil, without derivative settlements (per Bbl)	$68.07	$46.35	$65.07	$46.02
Oil, with derivative settlements (per Bbl)(1)	57.25	47.93	55.40	45.90
Natural gas, without derivative settlements (per Mcf)(2)	3.72	3.50	3.73	3.50
Natural gas, with derivative settlements (per Mcf)(1)(2)	3.76	3.58	3.77	3.53
Costs and expenses (per Boe of production):
Lease operating expenses	$6.18	$7.45	$6.25	$7.69
MT&G(3)	3.84	2.50	3.36	2.16
Production taxes	4.93	3.46	4.72	3.47
Depreciation, depletion and amortization	20.74	21.75	21.17	22.07
G&A(4)	4.44	3.51	4.14	3.86
E&P G&A	3.88	2.93	3.52	3.32

___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

(4)
For the three and nine months ended September 30, 2017, well services operating expenses have been adjusted to include $1.2 million and $2.7 million, respectively, for certain well services direct field labor compensation expenses which were previously recognized in general and administrative expenses on the Company’s Condensed Consolidated Statements of Operations.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net loss including non-controlling interests	$(246,366)	$(671)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	465,819	384,246
Loss on extinguishment of debt	13,698	—
Gain on sale of properties	(38,823)	—
Impairment	384,228	6,021
Deferred income taxes	(75,418)	(470)
Derivative instruments	239,945	(52,297)
Equity-based compensation expenses	21,586	20,451
Deferred financing costs amortization and other	20,074	12,666
Working capital and other changes:
Change in accounts receivable, net	(61,275)	(81,022)
Change in inventory	(12,076)	(235)
Change in prepaid expenses	1,196	823
Change in other current assets	1	276
Change in long-term inventory and other assets	(490)	(12,843)
Change in accounts payable, interest payable and accrued liabilities	50,308	32,282
Change in other current liabilities	—	(10,490)
Change in other liabilities	(406)	—
Net cash provided by operating activities	762,001	298,737
Cash flows from investing activities:
Capital expenditures	(841,088)	(443,649)
Acquisitions	(579,886)	—
Proceeds from sale of properties	333,029	4,000
Costs related to sale of properties	(2,707)	—
Derivative settlements	(162,013)	(804)
Advances from joint interest partners	(1,038)	(2,502)
Net cash used in investing activities	(1,253,703)	(442,955)
Cash flows from financing activities:
Proceeds from Revolving Credit Facilities	2,499,000	764,000
Principal payments on Revolving Credit Facilities	(1,959,000)	(732,000)
Repurchase of senior unsecured notes	(423,190)	—
Proceeds from issuance of senior unsecured notes	400,000	—
Deferred financing costs	(7,650)	(96)
Proceeds from sale of Oasis Midstream common units, net of offering costs	—	115,813
Purchases of treasury stock	(6,806)	(6,182)
Distributions to non-controlling interests	(10,393)	—
Other	(87)	(55)
Net cash provided by financing activities	491,874	141,480
Increase (decrease) in cash and cash equivalents	172	(2,738)
Cash and cash equivalents:
Beginning of period	16,720	11,226
End of period	$16,892	$8,488
Supplemental non-cash transactions:
Change in accrued capital expenditures	$79,011	$63,499
Change in asset retirement obligations	2,854	3,112
Issuance of shares in connection with the Permian Basin Acquisition	371,220	—
Installment notes from acquisition	—	4,875

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Interest expense	$39,560	$37,389	$117,616	$110,548
Capitalized interest	4,531	3,137	13,209	8,773
Amortization of deferred financing costs	(1,813)	(1,729)	(5,511)	(5,128)
Amortization of debt discount	(2,852)	(2,591)	(8,201)	(7,426)
Cash Interest	$39,426	$36,206	$117,113	$106,767
Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Net income (loss) including non-controlling interests	$66,223	$(41,064)	$(246,366)	$(671)
Gain on sale of properties	(36,869)	—	(38,823)	—
Loss on extinguishment of debt	47	—	13,698	—
Net (gain) loss on derivative instruments	48,544	54,310	239,945	(52,297)
Derivative settlements(1)	(65,190)	8,095	(162,013)	(804)
Interest expense, net of capitalized interest	39,560	37,389	117,616	110,548
Depreciation, depletion and amortization	162,984	132,289	465,819	384,246
Impairment	—	139	384,228	6,021
Exploration expenses	22,315	854	23,701	4,010
Equity-based compensation expenses	7,456	6,628	21,586	20,451
Income tax (benefit) expense	24,782	(18,846)	(75,391)	(470)
Other non-cash adjustments	574	(208)	557	491
Adjusted EBITDA	270,426	179,586	744,557	471,525
Adjusted EBITDA attributable to non-controlling interests	5,194	190	14,647	190
Adjusted EBITDA attributable to Oasis	265,232	179,396	729,910	471,335
Cash Interest	(39,426)	(36,206)	(117,113)	(106,767)
Capital expenditures(2)	(372,343)	(240,373)	(1,898,105)	(523,143)
Capitalized interest	4,531	3,137	13,209	8,773
Free Cash Flow	$(142,006)	$(94,046)	$(1,272,099)	$(149,802)

Net cash provided by operating activities	$229,985	$88,876	$762,001	$298,737
Derivative settlements(1)	(65,190)	8,095	(162,013)	(804)
Interest expense, net of capitalized interest	39,560	37,389	117,616	110,548
Exploration expenses	22,315	854	23,701	4,010
Deferred financing costs amortization and other	(9,556)	(3,795)	(20,074)	(12,666)
Current tax expense	(93)	—	27	—
Changes in working capital	52,831	48,375	22,742	71,209
Other non-cash adjustments	574	(208)	557	491
Adjusted EBITDA	270,426	179,586	744,557	471,525
Adjusted EBITDA attributable to non-controlling interests	5,194	190	14,647	190
Adjusted EBITDA attributable to Oasis	265,232	179,396	729,910	471,335
Cash Interest	(39,426)	(36,206)	(117,113)	(106,767)
Capital expenditures(2)	(372,343)	(240,373)	(1,898,105)	(523,143)
Capitalized interest	4,531	3,137	13,209	8,773
Free Cash Flow	$(142,006)	$(94,046)	$(1,272,099)	$(149,802)
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
Capital expenditures (including acquisitions) reflected in the table above differ from the amounts shown in the statements of cash flows in our condensed consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis. Acquisitions totaled $55.6 million and $1.1 million for the three months ended September 30, 2018 and 2017, respectively, and $950.1 million and $5.9 million for the nine months ended September 30, 2018 and 2017, respectively.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for our three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Income (loss) before income taxes including non-controlling interests	$59,375	$(88,835)	$(423,470)	$(71,999)
Gain on sale of properties	(46,459)	—	(48,413)	—
Loss on extinguishment of debt	47	—	13,698	—
Net (gain) loss on derivative instruments	48,544	54,310	239,945	(52,297)
Derivative settlements(1)	(65,190)	8,095	(162,013)	(804)
Interest expense, net of capitalized interest	39,398	37,369	117,009	110,528
Depreciation, depletion and amortization	158,630	129,626	453,083	376,818
Impairment	—	139	384,228	6,021
Exploration expenses	22,315	854	23,701	4,010
Equity-based compensation expenses	7,102	6,344	20,565	19,741
Other non-cash adjustments	574	(208)	557	491
Adjusted EBITDA	$224,336	$147,694	$618,890	$392,509
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Income before income taxes including non-controlling interests	$30,959	$25,179	$100,754	$69,046
Loss on sale of properties	9,590	—	9,590	—
Interest expense, net of capitalized interest	162	20	607	20
Depreciation, depletion and amortization	7,373	4,163	20,902	11,375
Equity-based compensation expenses	442	392	1,222	1,104
Adjusted EBITDA	$48,526	$29,754	$133,075	$81,545

Well Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)
Income before income taxes including non-controlling interests	$9,158	$10,832	$25,316	$9,195
Depreciation, depletion and amortization	3,940	3,196	11,560	9,417
Equity-based compensation expenses	354	281	1,149	1,015
Adjusted EBITDA	$13,452	$14,309	$38,025	$19,627

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$62,341	$(41,214)	$(257,273)	$(821)
Gain on sale of properties	(36,869)	—	(38,823)	—
Loss on extinguishment of debt	47	—	13,698	—
Net (gain) loss on derivative instruments	48,544	54,310	239,945	(52,297)
Derivative settlements(1)	(65,190)	8,095	(162,013)	(804)
Impairment	—	139	384,228	6,021
Amortization of deferred financing costs	1,814	1,728	5,512	5,127
Amortization of debt discount	2,852	2,591	8,201	7,426
Other non-cash adjustments	574	(208)	557	491
Tax impact(2)	11,449	(24,941)	(107,140)	12,735
Adjusted Net Income (Loss) Attributable to Oasis	$25,562	$500	$86,892	$(22,122)

Diluted earnings (loss) attributable to Oasis per share	$0.20	$(0.18)	$(0.84)	$0.00
Gain on sale of properties	(0.12)	—	(0.13)	—
Loss on extinguishment of debt	—	—	0.04	—
Net (gain) loss on derivative instruments	0.15	0.23	0.78	(0.22)
Derivative settlements(1)	(0.21)	0.03	(0.52)	—
Impairment	—	—	1.24	0.03
Amortization of deferred financing costs	0.01	0.01	0.02	0.02
Amortization of debt discount	0.01	0.01	0.03	0.03
Other non-cash adjustments	—	—	—	—
Tax impact(2)	0.04	(0.10)	(0.34)	0.05
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$0.08	$0.00	$0.28	$(0.09)

Diluted weighted average shares outstanding(3)	316,387	234,041	308,985	233,248

Effective tax rate applicable to adjustment items	23.7%	37.4%	23.7%	37.4%
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.

(3)
The Company included 3,220,000 and 3,452,000 of unvested stock awards for the three and nine months ended September 30, 2018, respectively, and 652,000 of unvested stock awards for the three months ended September 30, 2017 in computing Adjusted Diluted Income Attributable to Oasis Per Share due to the dilutive effect under the treasury stock method. No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the nine months ended September 30, 2017 because the effect was anti-dilutive due to Adjusted Net Loss Attributable to Oasis.